UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2020

eWELLNESS HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55203	90-1073143
(State or other jurisdiction of Incorporation)	(Commission File Number	(IRS Employer identification Number

eWellness Healthcare Corporation

1126 S Federal Highway #464

Ft. Lauderdale FL 33316

(Address of principal executive offices)

Registrant’s Telephone Number, including area code: (855) 470-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01 Entry into a Material Definitive Agreement

eWellness Healthcare Corporation (OTC: “EWLL” and/or ‘the Company”) today announced that it has signed two new agreements with Bistromatics Inc. (“BI”), including at Business Operating Agreement (“BOA”) and a Marketing Partnership Agreement (“MPA”).

These agreements call for BI to immediately take over all operations and control of the PHZIO.COM, MSK360.COM and PREHABPT.COM platforms and websites from EWLL. As part of these agreements EWLL shall be granted a 15% ownership of BI. BI as part of this Agreement agrees to eliminate all past due professional fees of approximately US$782,832 owed to BI by EWLL. EWLL shall also be granted by BI a non-exclusive MPA for marketing of the PHZIO platform of products.

With the completion of these two new agreements the Company is in the early stages of re-position EWLL as a Value-Added Reseller (“VAR”) of the PHZIO & MSK360 platforms and potentially the marketing of other telehealth services in the future.

Information about PHZIO may be found at www.phzio.com.

Item 9.01 Exhibits

(d) Exhibits

Exhibit No.	Description
99.1 99.2	Business Operating Agreement Marketing Partnership Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2020

eWellness Healthcare Corporation

By:	/s/ Douglas MacLellan
Name:	Douglas MacLellan
Title:	Chief Executive Officer and Chairman